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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2006

                                HEICO CORPORATION
             (Exact name of registrant as specified in its charter)

          Florida                       1-4604                   65-0341002
(State or other jurisdiction    (Commission file number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

        3000 Taft Street, Hollywood, Florida                       33021
      (Address of principal executive offices)                   (Zip Code)

                                 (954) 987-4000
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 27, 2006, the Compensation Committee ("the Committee") of the Board of Directors of HEICO Corporation ("the Company") approved increases in the base salary of our Chief Executive Officer and three executive officers who were named in the Summary Compensation Table of the Company's proxy statement for our 2005 Annual Meeting of Shareholders (they are also expected to be named in the Summary Compensation Table of the Company's proxy statement for our 2006 Annual Meeting of Shareholders) effective March 27, 2006 by the following percentages: Laurans A. Mendelson, Chairman of the Board, President and Chief Executive Officer - 6.8%; Thomas S. Irwin, Executive Vice President and Chief Financial Officer - 7.8%; Eric A. Mendelson, President and Chief Executive Officer of HEICO Aerospace Holdings Corp. - 7.8%; and Victor H. Mendelson, President and Chief Executive Officer of HEICO Electronic Technologies Corp and General Counsel - 7.8%.

     Also on that date, the Committee approved an increase in the annual retainer received by Directors of the Company to $75,000 effective May 1, 2006. The Directors are required to purchase shares of the Company's corporate common stock equivalent to one-half of the annual retainer.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 HEICO CORPORATION
                                                 -------------------------------
                                                 (Registrant)


Date:  March 30, 2006                            By: /s/ Thomas S. Irwin
                                                     ---------------------------
                                                     Thomas S. Irwin
                                                     Executive Vice President
                                                     and Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)